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                                                                       EXHIBIT 5
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             Opinion and consent of Brobeck, Phleger & Harrison LLP



                                  May 13, 1998



E*TRADE Group, Inc.
Four Embarcadero Place
2400 Geng Road
Palo Alto, California 94303

          Re:  Registration Statement for Offering of
               an 1,900,000 Shares of Common Stock
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Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,900,000 shares of the Common Stock of E*TRADE Group, Inc. (the "Company") under the Company's 1996 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,


                         /s/ Brobeck, Phleger & Harrison LLP
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                         BROBECK, PHLEGER & HARRISON LLP